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                          AMENDMENT NO. 2 TO
            AMENDED AND RESTATED PARTICIPATION AGREEMENT
        Franklin Templeton Variable Insurance Products Trust
               Franklin/Templeton Distributors, Inc.
          Commonwealth Annuity and Life Insurance Company
                       Epoch Securities, Inc.

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), Commonwealth Annuity and Life Insurance Company (the "Company" or "you"), on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated September 25, 2006 and subsequently amended June 5, 2007 (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment").

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Epoch Securities, Inc, the principal underwriter of the Company, is hereby added as a party to the Agreement (the "Distributor").

2. The term "National Association of Securities Dealers, Inc. (the "NASD") is hereby replaced with "Financial Industry Regulatory Authority ("FINRA")" throughout the Agreement in sections 2.1.6, 2.3.1, 10.7, 10.8 and Schedule F, respectively.

3.   Section 10.12 is amended and restated in its entirety as follows:

     "10.12 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties. Notwithstanding the foregoing: (i) the Site Terms may be separately amended as provided therein and, as so amended and in effect from time to time, shall be a part of this Agreement; and (ii) Schedule C may be separately amended as provided therein and, as so amended shall be a part of this Agreement."

4. Schedules A, B, C, D, F and G of the Agreement are deleted and replaced in their entirety with the Schedules A, B, C, D, F and G attached hereto, respectively.

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     IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2009.

The Trust:                  FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

 ONLY ON BEHALF OF
 EACH PORTFOLIO LISTED
 ON SCHEDULE C OF
 THE AGREEMENT.             By: /s/    Karen L. Skidmore
                               ---------------------------------
                            Name:  Karen L. Skidmore
                            Title:  Vice President


The Underwriter:            FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


                            By:  /s/     Thomas Regner
                               ---------------------------------
                            Name:  Thomas Regner
                            Title:  Senior Vice President


The Company:                COMMONWEALTH ANNUITY AND LIFE NSURANCE COMPANY


                            By:  /s/    Michael Reardon
                               ---------------------------------
                            Name:  Michael Reardon
                            Title:  President and Chief Executive Office


The Distributor:            EPOCH SECURITIES, INC.

                            By:  /s/    Michael Reardon
                               ---------------------------------
                            Name:  Michael A. Reardon
                            Title:  President

                              2

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                             SCHEDULE A

                 THE COMPANY AND ITS DISTRIBUTOR

THE COMPANY

Commonwealth Annuity and Life Insurance Company
132 Turnpike Road
Southborough, Massachusetts 01772

A life insurance company organized under the laws of the Commonwealth of Massachusetts

THE DISTRIBUTOR

Epoch Securities, Inc.
132 Turnpike Road
Southborough, Massachusetts 01772

A corporation organized under the laws of the State of Delaware.

                                3

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                          SCHEDULE B

                    ACCOUNTS OF THE COMPANY

                       NAME OF ACCOUNT                                                                     SEC REGISTRATION
                       ---------------                                                                          Yes/No
                                                                                                           ----------------
1.   Separate Account FUVUL of Commonwealth Annuity and Life Insurance Company                                     Yes
2.   Separate Account VA-P of Commonwealth Annuity and Life Insurance Company                                      Yes
3.   Separate Account VA-K of Commonwealth Annuity and Life Insurance Company                                      Yes
4.   Commonwealth Annuity Select Separate Account of Commonwealth Annuity and Life Insurance Company               Yes
5.   Group VEL Separate Account of Commonwealth Annuity and Life Insurance Company                                 Yes
6.   VEL Account of Commonwealth Annuity and Life Insurance Company                                                Yes
7.   VEL II Separate Account of Commonwealth Annuity and Life Insurance Company                                    Yes
8.   Inheiritage Separate Account of Commonwealth Annuity and Life Insurance Company                               Yes
9.   VEL III Separate Account of Commonwealth Annuity and Life Insurance Company                                   Yes
10.  Commonwealth Annuity Select Separate Account III of Commonwealth Annuity and Life Insurance Company           Yes
11.  Commonwealth Annuity Select Separate Account II of Commonwealth Annuity and Life Insurance Company            Yes
12.  Separate Account IMO of Commonwealth Annuity and Life Insurance Company                                       Yes
13.  Separate Account A of Commonwealth Annuity and Life Insurance Company                                         Yes

                                4

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                           SCHEDULE C

       AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST

1.  Franklin Global Communications Securities Fund, Class 2
2.  Franklin Growth and Income Securities Fund, Class 2
3.  Franklin Income Securities Fund, Class 2
4.  Franklin Large Cap Growth Securities Fund, Class 2
5.  Franklin Small-Mid Cap Growth Securities Fund, Class 2
6.  Franklin Small Cap Value Securities Fund, Class 2
7.  Mutual Discovery Securities Fund, Class 2
8.  Mutual Shares Securities Fund, Class 2
9.  Templeton Developing Market Securities Fund, Class 2
10. Templeton Foreign Securities Fund, Class 2
11. Templeton Global Asset Allocation Fund, Class 2
12. Templeton Growth Securities Fund, Class 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

        (1) the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) ("Notice") identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

        (2) we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

                                 5

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      FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT


To:   General Counsel c/o
      Linda Lai (Llai@frk.com;) or Kevin Kirchoff (kkircho@frk.com)
      Fax: 650 525-7059
      Franklin Templeton Investments
      1 Franklin Parkway,
      Bldg. 920, 2nd Floor
      San Mateo, CA  94402

With respect to the following agreement(s) (collectively, the "Agreement") (please reproduce and complete table for multiple agreements):

DATE OF PARTICIPATION AGREEMENT:

INSURANCE COMPANY(IES):


INSURANCE COMPANY DISTRIBUTOR(S):




As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule
C:

NAMES AND CLASSES OF SHARES OF ADDITIONAL PORTFOLIOS            OFFERING DATE(S)
Listing of current classes for your reference:
     Class 1 (no 12b-1 fee);
     Class 2 (12b-1 fee of 25 bps); or
     Class 4 (12b-1 fee of 35 bps).







NAME AND TITLE OF AUTHORIZED PERSON OF INSURANCE COMPANY:
CONTACT INFORMATION:




                              6

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                         SCHEDULE D

                  CONTRACTS OF THE COMPANY

All variable life and variable annuity contracts issued by separate accounts listed on Schedule B of this Agreement.

                              7

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                        SCHEDULE F

              RULE 12b-1 PLANS OF THE TRUST

COMPENSATION

     Each Class 2 or Class 4 Portfolio named or referenced on Schedule C of this Agreement may make payments at a rate stated in its prospectus pursuant to the terms and conditions of its Rule 12b-1 distribution plan.

AGREEMENT PROVISIONS

     If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") that are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company, on behalf of its Distributor, may participate in the Plan.

     To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service that is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under FINRA rules.

     Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the compensation provision stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b 1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

     You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

                                8

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     The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty, or as provided in the Plan. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

     Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

     The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency. You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

                            SCHEDULE G

                      ADDRESSES FOR NOTICES


To the Company:         Commonwealth Annuity and Life Insurance Company
                        132 Turnpike Road, Suite 210
                        Southborough, Massachusetts 01772-2129
                        Attention: Michael Reardon, President and CEO


To the Distributor:     Epoch Securities, Inc.
                        132 Turnpike Road, Suite 210
                        Southborough, Massachusetts 01772-2129
                        Attention: Michael A. Reardon, President


To the Trust:           Franklin Templeton Variable Insurance Products Trust
                        One Franklin Parkway, Bldg. 920 2nd Floor
                        San Mateo, California 94403
                        Attention:  Karen L. Skidmore,  Vice President


To the Underwriter:     Franklin/Templeton Distributors, Inc.
                        140 Fountain Parkway, 8th Floor
                        St. Petersburg, FL 33716
                        Attention:  Peter Jones, President


If to the Trust
  or Underwriter
  with a copy to:       Franklin Templeton Investments
                        One Franklin Parkway, Bldg. 920 2nd Floor
                        San Mateo, California 94403
                        Attention:  General Counsel

                                10